EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TSS, Inc. of our report dated April 15, 2025, relating to the consolidated financial statements which appear in TSS, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2024 and 2023 filed on April 15, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

June 26, 2025